UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

February 21, 2007

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA 000-14602 91-1206026

(State or other jurisdiction of (Commission File Number) (IRS Employer Identification incorporation) Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a).  On February 26, 2007, Cyanotech Corporation issued a news release announcing that it had received notification on February 21, 2007, from the Nasdaq Stock Market that the Company is not in compliance with the requirements for continued listing due to its failure to file its report on Form 10-Q for the quarter ending December 31, 2006.

The Company also announced that, on February 26, 2007, it filed with the Nasdaq Listing Qualifications Panel a request for continued listing of its common stock as stated in the third paragraph of the news release attached hereto as Exhibit 99.1, the third paragraph of which is incorporated herein by reference.

Item 8.01 – Other Events

The Company also announced that it expects to file, by March 14, 2007, its Form 10-Q for the quarter ending December 31, 2006. The Company also announced that, on February 20, 2007, it filed its Forms 10-Q for the first and second quarters of fiscal year 2007, and that, on February 14, 2007, it filed Form 10-K/A restating its previous Form 10-K filed for fiscal year 2006.

The first and second paragraphs of the news release attached hereto as exhibit 99.1 are incorporated herein by reference.

(d.) Exhibits:

Exhibit Number

99.1

News Release Headed: Cyanotech Files Form 10-Q Financial Reports for First Quarter and Second Quarter of Fiscal Year 2007; Delays Third Quarter Fiscal 2007 Form 10-Q Financial Report; Nasdaq Notice of Non-Compliance With Listing Requirement, and Cyanotech Request for Continued Nasdaq Listing

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH
CORPORATION (Registrant)

February 26, 2006	By:	/s/ William R. Maris
William R. Maris
Chief Financial Officer
and VP of Finance and Administration